UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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OPLINK COMMUNICATIONS, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAGED CAPITAL II, LP
ENGAGED CAPITAL II OFFSHORE LTD.
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
VOCE CATALYST PARTNERS LP
VOCE CAPITAL MANAGEMENT LLC
VOCE CAPITAL LLC
J. DANIEL PLANTS
JEFFREY S. MCCREARY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Engaged Capital, LLC and Voce Capital Management LLC, together with the other members of the Oplink Shareholders for Change (“OSC”) and the participants named herein, intend to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of OSC’s slate of two highly-qualified director nominees to the Board of Directors of Oplink Communications, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2014 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On August 12, 2014, OSC issued the following press release:

Oplink Shareholders For Change (OSC) Call on Oplink Board to Respect Shareholder Democracy and Allow New Board to Set Strategy

NEWPORT BEACH, Calif. & SAN FRANCISCO-- Oplink Shareholders for Change (“OSC”), a group led by Engaged Capital, LLC (“Engaged Capital”) and Voce Capital Management LLC (“Voce Capital”), who collectively own approximately 6.2% of the outstanding shares of Oplink Communications Inc. (“Oplink” or the “Company”) (NASDAQ:OPLK), called on the board of directors of Oplink (the “Board”) to suspend its strategic decision-making process until the reconstitution of the Board at the upcoming annual meeting of shareholders (the “Annual Meeting”).

In light of OSC’s nomination of two independent, highly-qualified director candidates, Jeffrey S. McCreary and J. Daniel Plants (the “Nominees”), and Oplink’s own announced intention to recruit two additional directors to the Board, significant Board change at Oplink is inevitable.  Consequently, it is indefensible for Oplink’s legacy Board to continue on the path of a potentially irreversible strategic course for the Company when a meaningful portion, and potentially a majority, of the Board may consist of new directors following the Annual Meeting.  To do so with the prospect of such significant, immediate change undermines the basic principles of shareholder democracy.

The purpose of adding new directors is to improve the Board’s decision-making, not merely to rubber-stamp previously made poor decisions by outgoing directors who have failed to take the necessary steps to enhance stockholder value.  The decision whether to expand the Board’s current size, which Oplink has proposed as part of its self-preservation campaign and has threatened to do by fiat prior to the Annual Meeting, should itself be deferred until the new directors are elected and can deliberate on the optimal size and composition of the Board going forward.

Oplink recently announced a hasty and haphazard plan to return capital to shareholders and to assess strategic alternatives for Oplink Connected, albeit with no commitments as to the range of outcomes it might accept.  OSC believes the Board lacks the sophistication, expertise, and independence to properly evaluate and execute these important strategic initiatives. In addition to providing a currently absent, independent  shareholder-focused perspective, the Nominees will contribute the financial, operational and strategic skills and experience that Oplink needs to formulate a credible strategic plan and the appropriate corporate governance framework to implement and oversee its execution.

OSC will object to any strategic plan that continues to allocate shareholder capital to support Oplink Connected, an endeavor that has cost shareholders approximately $25 million by OSC’s estimates.  OSC and its representatives remain concerned that, given the Board’s lack of relevant expertise and shareholder perspective, the strategic review of Oplink Connected will yield a sub-optimal result for shareholders.  Further, without truly independent directors and shareholder representation, Oplink’s shareholders remain at risk of additional capricious non-core spending in the future.

OSC will hold the Board and management of Oplink accountable using all available remedies if it continues to pursue a path that further damages shareholder interests.  Furthermore, OSC reserves the right not only to oppose, but to nominate additional candidates, to challenge any directors Oplink attempts to unilaterally appoint to the Board between now and the Annual Meeting.  OSC calls upon Oplink to promptly call the Annual Meeting and allow shareholders to express their views on these critical matters by electing representatives that they feel will best represent their interests.

OSC’s Advisors:

OSC has retained Olshan Frome Wolosky LLP and Schulte Roth & Zabel LLP as its legal advisors, Georgeson, Inc. as its proxy solicitor, and Bayfield Strategy, Inc. as its communications advisor, in connection with the upcoming Annual Meeting.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Engaged Capital, LLC and Voce Capital Management LLC, together with the other members of the Oplink Shareholders for Change and the participants named herein, intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of two highly-qualified director nominees at the 2014 annual meeting of stockholders of Oplink Communications, Inc., a Delaware corporation (the “Company”).

OPLINK SHAREHOLDERS FOR CHANGE STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Engaged Capital Master Feeder I, LP (“Engaged Capital Master I”), Engaged Capital Master Feeder II, LP (“Engaged Capital Master II”), Engaged Capital I, LP (“Engaged Capital I”), Engaged Capital I Offshore, Ltd. (“Engaged Capital Offshore”), Engaged Capital II, LP (“Engaged Capital II”), Engaged Capital II Offshore Ltd. (“ Engaged Capital Offshore II”), Engaged Capital, LLC (“Engaged Capital”), Engaged Capital Holdings, LLC (“Engaged Holdings”), Glenn W. Welling, Voce Catalyst Partners LP (“Voce Catalyst Partners”), Voce Capital Management LLC (“Voce Capital Management”), Voce Capital LLC (“Voce Capital”), J. Daniel Plants and Jeffrey S. McCreary (collectively, the “Participants”).

As of the date hereof, Engaged Capital Master I beneficially owned 409,628 shares of Common Stock. As of the date hereof, Engaged Capital Master II beneficially owned 453,840 shares of Common Stock. Engaged Capital I, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 409,628 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital Offshore, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 409,628 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital II, as a feeder fund of Engaged Capital Master II, may be deemed the beneficial owner of the 453,840 shares of Common Stock beneficially owned by Engaged Capital Master II. Engaged Capital Offshore II, as a feeder fund of Engaged Capital Master II, may be deemed the beneficial owner of the 453,840 shares of Common Stock beneficially owned by Engaged Capital Master II. Engaged Capital, as the investment adviser to each of Engaged Capital Master I and Engaged Capital Master II, may be deemed to beneficially own the 863,468 shares of Common Stock owned in the aggregate by Engaged Capital Master I and Engaged Capital Master II. Engaged Holdings, as the managing member of Engaged Capital, may be deemed to beneficially own the 863,468 shares of Common Stock owned in the aggregate by Engaged Capital Master I and Engaged Capital Master II. Mr. Welling, as the founder and chief investment officer of Engaged Capital and the sole member of Engaged Holdings, may be deemed to beneficially own the 863,468 shares of Common Stock owned in the aggregate by Engaged Capital Master I and Engaged Capital Master II. As of the date hereof, Voce Catalyst Partners directly owned 175,528 shares of Common Stock. As of the date hereof, Voce Capital Management beneficially owned 291,850 shares of Common Stock (including 175,528 shares of Common Stock owned directly by Voce Catalyst Partners). Voce Capital, as the sole managing member of Voce Capital Management, may be deemed the beneficial owner of the 291,850 shares of Common Stock beneficially owned by Voce Capital Management. Mr. Plants, as the sole managing member of Voce Capital, may be deemed the beneficial owner of the 291,850 shares of Common Stock beneficially owned by Voce Capital. As of the date hereof, Mr. McCreary directly owned 5,000 shares of Common Stock.

About Engaged Capital:

Engaged Capital, LLC, (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

About Voce Capital Management:

Voce Capital Management LLC (“Voce”) is an employee-owned investment manager and the advisor to Voce Catalyst Partners LP, a private investment partnership. Voce employs a value-driven, governance-focused investment strategy and is based in San Francisco, California.

Contacts

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com